Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation reports fourth quarter 2017 net income of $9.4 million, representing $0.13 of earnings per diluted average share
Chemical Financial Corporation declares cash dividend on common stock of $0.28 per share
MIDLAND, MI, January 23, 2018 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2017 fourth quarter net income of $9.4 million, or $0.13 per diluted share, compared to 2017 third quarter net income of $40.5 million, or $0.56 per diluted share, and 2016 fourth quarter net income of $47.2 million, or $0.66 per diluted share. For the year ended December 31, 2017, net income was $149.5 million, or $2.08 per diluted share, compared to net income for the year ended December 31, 2016 of $108.0 million, or $2.17 per diluted share. Net income, excluding significant items, a non-GAAP financial measure, which excludes the fourth quarter of 2017 charge to income tax expense of $46.7 million resulting from the revaluation of Corporation's net deferred tax assets completed following the signing of the Tax Cuts and Jobs Act in December 2017, merger and restructuring expenses of $2.6 million and fourth quarter of 2017 losses of $7.6 million on sales of investment securities as part of the Corporation's treasury and tax management objectives (which we collectively refer to herein as "significant items"), was $62.7 million, or $0.87 per diluted share, in the fourth quarter of 2017.(1) Third quarter of 2017 net income, excluding significant items (merger and restructuring expenses of $21.2 million) was $54.2 million, or $0.76 per diluted share, and fourth quarter of 2016 net income, excluding significant items (merger expenses of $18.0 million and a $7.4 million net gain on the sale of branches) was $54.1 million, or $0.75 per diluted share.(1) Net income for the full year 2017, excluding significant items was $219.6 million, or $3.06 per diluted share, compared to $143.7 million, or $2.88 per diluted share for the full year 2016.(1) In addition, on January 23, 2018, the Board of Directors of the Corporation declared a first quarter of 2018 dividend on its common stock of $0.28 per share. The first quarter of 2018 dividend will be payable on March 16, 2018, to shareholders of record on March 2, 2018.
"We are pleased with our results for the quarter, including improved efficiency resulting from our restructuring efforts, high quality loan growth, maintaining a stable net interest margin and making headway on new commercial banker hires," noted David T. Provost, Chief Executive Officer of the Corporation and Thomas C. Shafer, Vice Chairman of the Corporation and Chief Executive Office of Chemical Bank. "We believe the efforts that we have undergone put us in a solid position for a successful 2018. We look forward to further growth in our markets to be achieved through investments in expanding our commercial lending and banking teams in high growth areas, key management and operation staff adds to support our customer service enhancements and enhancing our core systems."

The Corporation's return on average assets was 0.20% during the fourth quarter of 2017, compared to 0.86% in the third quarter of 2017, and 1.09% in the fourth quarter of 2016. The Corporation's return on average shareholders' equity was 1.4% in the fourth quarter of 2017, compared to 6.1% in the third quarter of 2017, and 7.4% in the fourth quarter of 2016. The Corporation's return on average assets, excluding significant items, a non-GAAP financial measure, was 1.31% in the fourth quarter of 2017, compared to 1.15% in the third quarter of 2017, and 1.25% in the fourth quarter of 2016.(1) The Corporation's return on average shareholders' equity, excluding significant items, a non-GAAP financial measure, was 9.4% in the fourth quarter of 2017, compared to 8.2% in the third quarter of 2017, and 8.4% in the fourth quarter of 2016.(1) The Corporation's return on average tangible shareholders' equity was 2.5% in the fourth quarter of 2017, compared to 10.9% in the third quarter of 2017, and 13.4% in the fourth quarter of 2016. The Corporation's return on average tangible equity, excluding significant items, a non-GAAP financial measure, was 16.5% in the fourth quarter of 2017, compared to 14.6% during the third quarter of 2017, and 15.3% in the fourth quarter of 2016.(1)

Net interest income was $145.9 million in the fourth quarter of 2017, $2.3 million, or 1.6%, higher than the third quarter of 2017, and $13.5 million, or 10.2%, higher than the fourth quarter of 2016. The higher net interest income in the fourth quarter of 2017, compared to both the third quarter of 2017 and the fourth quarter of 2016 was primarily attributable to increases in average loans and investment securities. The Corporation experienced net loan growth of $321.9 million during the fourth quarter of 2017 and $1.16 billion during the year ended December 31, 2017.
The net interest margin was 3.39% in the fourth quarter of 2017, compared to 3.40% in the third quarter of 2017 and 3.48% in the fourth quarter of 2016. The net interest margin, on a tax-equivalent basis, a non-GAAP financial measure, was 3.47% in the fourth quarter of 2017, compared to 3.48% in the third quarter of 2017, and 3.56% in the fourth quarter of 2016.(1) The average yield on the loan portfolio was 4.31% in both the fourth and third quarters of 2017, compared to 4.18% in the fourth quarter of 2016. Interest accretion from purchase accounting discounts on acquired loans contributed 22 basis points to the Corporation's net interest margin, on a tax-equivalent basis, in the fourth quarter of 2017, compared to 23 basis points in the third quarter of 2017, and 14 basis points in the fourth quarter of 2016. The Corporation's average cost of funds was 0.56% in the fourth quarter of 2017, compared to 0.53% in the third quarter of 2017, and 0.33% in the fourth quarter of 2016.
Net interest income was $557.6 million for the year ended December 31, 2017, $176.5 million, or 46.3%, higher than the year ended December 31, 2016. The average balance of loans outstanding during the year ended December 31, 2017 were up $4.30 billion compared to the prior year, with the increase driven by $4.88 billion of loans added on August 31, 2016 from the Corporation's merger with Talmer Bancorp Inc. ("Talmer"), and $1.16 billion of originated loan growth during 2017. The net interest margin was 3.40% in 2017 and 3.51% in 2016. The net interest margin, on a tax equivalent basis, a non-GAAP financial measure, was 3.48% in 2017, compared to 3.60% in 2016.(1)
The provision for loan losses was $7.5 million in the fourth quarter of 2017, compared to $5.5 million in the third quarter of 2017 and $6.3 million in the fourth quarter of 2016. The increase in the provision for loan losses in the fourth quarter of 2017, compared to the third quarter of 2017 and the fourth quarter of 2016, was primarily the result of an increase in originated loan growth. The provision for loan losses was $23.3 million for the year ended December 31, 2017, compared to $14.9 million for the year ended December 31, 2016, with the increase primarily due to an increase in originated loan growth. All acquired loans were recorded at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of December 31, 2017, no allowance was determined to be needed for this population of loans.
Net loan charge-offs were $1.4 million, or 0.04% of average loans, in the fourth quarter of 2017, compared to $3.5 million, or 0.10% of average loans, in the third quarter of 2017 and $1.8 million, or 0.06% of average loans, in the fourth quarter of 2016. The decrease in net loan charge-offs in the fourth quarter of 2017, compared to the third quarter of 2017, was primarily due to one commercial loan relationship charge-off in the third quarter of 2017 and an increase in recoveries on commercial real estate loans in the fourth quarter of 2017. The decrease in net loan charge-offs in the fourth quarter of 2017, compared to the fourth quarter of 2016, was primarily attributable to an increase in net recoveries on commercial real estate loans in the fourth quarter of 2017. Net loan charge-offs totaled $9.7 million, or 0.07% of average loans, during the year ended December 31, 2017, compared to $9.9 million, or 0.11% of average loans, during the year ended December 31, 2016.
The Corporation's nonperforming loans totaled $63.1 million at December 31, 2017, compared to $54.3 million at September 30, 2017 and $44.3 million at December 31, 2016. Nonperforming loans comprised 0.45% of total loans at December 31, 2017, compared to 0.39% at September 30, 2017, and 0.34% at December 31, 2016. The increase in nonperforming loans as a percentage of total loans at December 31, 2017, compared to December 31, 2016, was primarily due to previously accruing commercial troubled debt restructurings downgraded to nonaccrual status.
The allowance for loan losses for the originated loan portfolio was $91.9 million, or 0.94% of originated loans at December 31, 2017, compared to $85.2 million, or 0.93% of originated loans, at September 30, 2017 and $78.3 million, or 1.05% of originated loans, at December 31, 2016. The increase in the allowance for loan losses for the originated portfolio reflects organic growth in the loan portfolio and an increase in the allowance coverage needed for loans that are individually evaluated for impairment. The allowance for loan losses for the originated loan portfolio as a percentage of nonperforming loans was 145.6% at December 31, 2017, compared to 156.9% at September 30, 2017, and 176.5% at December 31, 2016. The third quarter of 2017 allowance for loan losses for the acquired loan portfolio of $0.6 million was reversed during the fourth quarter of 2017, due to improvement identified in the quarterly re-estimation of cash flows.
Noninterest income was $32.3 million in the fourth quarter of 2017, compared to $32.1 million in the third quarter of 2017, and $54.3 million in the fourth quarter of 2016. Noninterest income in the fourth quarter of 2017 was slightly higher than the third quarter of 2017, primarily due to increases in net gain on sale of loans and other mortgage banking revenue and interest rate swap fee income, included within other income, partially offset by $7.6 million of losses on sale of investment securities incurred in the fourth quarter of 2017, as part of the Corporation's treasury and tax management objectives. Noninterest income in the fourth quarter of 2017 was lower than the fourth quarter of 2016 primarily due to the losses on sales of investment securities recognized in the fourth quarter of 2017, a decrease in net gain on sale of loans and other mortgage banking revenue, and the fourth quarter of 2016 gain on sale of branches. Net gain on sale of loans and other mortgage banking revenue included a $13 thousand detriment to earnings due to a change in fair value in loan servicing rights in the fourth quarter of 2017, compared to a $4.0 million detriment in the third quarter of 2017, and a benefit of $6.3 million in the fourth quarter of 2016. Noninterest income was $144.0 million for the year ended December 31, 2017, compared to $122.4 million in 2016, which increased primarily due to incremental revenue resulting from the merger with Talmer.
Operating expenses were $100.0 million in the fourth quarter of 2017, compared to $119.5 million in the third quarter of 2017, and $114.3 million in the fourth quarter of 2016. Operating expenses included merger and restructuring expenses of $2.6 million in the fourth quarter of 2017, $21.2 million in the third quarter of 2017, and $18.0 million in the fourth quarter of 2016. Fourth quarter of 2017 included $6.2 million of impairment related to federal historic tax credits placed into service during the quarter, included within other operating expense, compared to $3.1 million in the third quarter of 2017. Core operating expenses, a non-GAAP financial measure, which excludes merger and restructuring expenses and the impairment of federal historic tax credits, were $91.3 million in the fourth quarter of 2017, a decrease of $3.9 million, compared to $95.2 million in the third quarter of 2017, primarily due to the impact of the Corporation's restructuring efforts that began in the third quarter of 2017.(1)
Operating expenses were $422.0 million for the year ended December 31, 2017, compared to $338.4 million in 2016. Operating expenses included merger and restructuring expenses of $28.4 million in 2017 and $61.1 million in 2016. The year ended December 31, 2017 also included $9.3 million of impairment related to federal historic tax credits placed into service, included within other operating expenses. Core operating expenses, a non-GAAP financial measure, which excludes merger and restructuring expenses and the impairment of federal historic tax credits, were $384.3 million in 2017, compared to $277.3 million in 2016, with the increase due primarily to incremental expenses resulting from the merger with Talmer.(1)
The Corporation's effective tax rate was 86.6% in the fourth quarter of 2017, compared to 20.2% in the third quarter of 2017 and 28.7% in the fourth quarter of 2016. The tax rate for the fourth quarter of 2017 was impacted by the $46.7 million charge to income tax expense as a result of the revaluation of Corporation's net deferred tax assets and the benefit of federal historic tax credits placed into service during the quarter. The tax rate for the third quarter of 2017 benefited from a federal historic tax credit placed into service during the quarter. The income tax benefit from the tax credits placed into service were partially offset by the impairment recorded on the same tax credits included within other operating expenses. The effective tax rate for the year ended December 31, 2017 was 41.7%, compared to 28.0% for 2016. Excluding the impact of the revaluation of net deferred tax assets in the fourth quarter of 2017 and the benefit of federal historic tax credits placed into service, the effective tax rate for the year ended December 31, 2017 was 27.1%.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 56.1% in the fourth quarter of 2017, 68.0% in the third quarter of 2017, and 61.2% in the fourth quarter of 2016. The Corporation's efficiency ratio was 60.1% for the year ended

December 31, 2017 and 67.2% for 2016. The Corporation's adjusted efficiency ratio, a non-GAAP financial measure, which excludes significant items, amortization of intangibles, impairment of income tax credits, the net interest income FTE adjustment, the change in fair value on loan servicing rights, and losses/gains from sale of investment securities and closed branch locations, was 47.4% in the fourth quarter of 2017, 51.2% in the third quarter of 2017 and 53.7% in the fourth quarter of 2016. The Corporation's adjusted efficiency ratio was 51.9% for the year ended December 31, 2017 and 54.4% for 2016.(1)
Total assets were $19.28 billion at December 31, 2017, compared to $19.35 billion at September 30, 2017, and $17.36 billion at December 31, 2016. The decrease in total assets during the fourth quarter of 2017 was primarily attributable to a decrease in interest-bearing deposits with the Federal Reserve Bank and a reduction in net deferred tax assets, included within interest receivable and other assets, as a result of the revaluation of the net deferred tax assets, partially offset by loan growth.
Total loans were $14.16 billion at December 31, 2017, up $321.9 million, or 2.3%, from total loans of $13.83 billion at September 30, 2017, and up $1.16 billion, or 9.0%, from total loans of $12.99 billion at December 31, 2016. Originated loan growth was $591.3 million in the fourth quarter of 2017, compared to $496.5 million in the third quarter of 2017, and $702.5 million in the fourth quarter of 2016. The growth in the originated loan portfolio was partially offset by run-off in the acquired loan portfolio of $269.4 million in the fourth quarter of 2017, compared to $330.5 million in the third quarter of 2017, and $427.5 million in the fourth quarter of 2016.
Investment securities available-for-sale were $1.96 billion at December 31, 2017, a decrease of $66.1 million, from $2.03 billion at September 30, 2017. The decrease was primarily the result of the sale of approximately $400 million of securities in a loss position sold late in the fourth quarter of 2017 as part of treasury and tax management objectives set into place associated with the passing the Tax Cuts and Jobs Act in December of 2017, partially offset by reinvesting a portion of the proceeds in new securities prior to year end. The sale of these securities late in the fourth quarter of 2017 resulted in a loss on sale of investment securities of $7.6 million.
Total deposits were $13.64 billion at December 31, 2017, compared to $13.81 billion at September 30, 2017, and $12.87 billion at December 31, 2016. The decrease in deposits during the fourth quarter of 2017 was primarily due to a decline in interest-bearing demand deposits. The Corporation experienced net run-off in customer deposits of $163.1 million during the fourth quarter of 2017 primarily due to a seasonal decline in municipal deposits; however, the Corporation experienced net organic growth in customer deposits of $862.6 million for the year ended December 31, 2017.
Securities sold under agreements to repurchase with customers were $415.2 million at December 31, 2017, compared to $414.6 million at September 30, 2017, and $343.0 million at December 31, 2016. Short-term borrowings were $2.00 billion at December 31, 2017, compared to $1.90 billion at September 30, 2017, and $0.83 billion at December 31, 2016, and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $372.9 million at December 31, 2017, compared to $397.8 million at September 30, 2017, and $597.8 million at December 31, 2016. The increase in short-term borrowings during the year ended December 31, 2017 was primarily utilized to fund loan growth and increase the investment securities portfolio.
The Corporation's shareholders' equity to total assets ratio was 13.8% at December 31, 2017, compared to 13.8% at September 30, 2017, and 14.9% at December 31, 2016. The Corporation's tangible shareholders' equity to assets ratio, a non-GAAP financial measure, and total risk-based capital ratio, were 8.3% and 10.9% (estimated), respectively, at December 31, 2017, compared to 8.3% and 11.2%, respectively, at September 30, 2017, and 8.8% and 11.5%, respectively, at December 31, 2016.(1) The Corporation's book value was $37.48 per share at December 31, 2017, compared to $37.57 per share at September 30, 2017 and $36.57 per share at December 31, 2016. The Corporation's tangible book value, a non-GAAP financial measure, was $21.21 per share at December 31, 2017, compared to $21.36 per share at September 30, 2017, and $20.20 per share at December 31, 2016.(1)

(1) Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its fourth quarter and full year 2017 operating results on Wednesday, January 24, 2018 at 10:30 am ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-523-1194 and entering 462654 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 212 banking offices located in Michigan, northeast Ohio and northern Indiana. At December 31, 2017, the Corporation had total assets of $19.28 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the "Investor Info" section of its website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures including measures that exclude significant items, net income, diluted earnings per share, return on average assets and return on average shareholders' equity, the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, core operating expenses (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of federal historic tax credits and amortization of intangibles), and the adjusted efficiency ratio (which excludes significant items, impairment of federal historic tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments, (losses) gains from sale of investment securities and closed branch locations).
These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, statements related to our belief that the efforts that we have undergone will put the Corporation in a solid position for a successful 2018, statements about growth in the Corporation's markets to be achieved through investments and expanding commercial lending and banking teams, and our expectations regarding operating expenses related to our restructuring efforts. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain.
Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate value, regulatory changes, excessive loan losses, the Corporation's inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry, the Corporation's inability to execute on its strategy to expand investments and commercial lending, the Corporation's inability to grow its deposits while reducing the number of physical branches that is operates, and negative reactions to the restructuring efforts by Chemical Bank's customers, employees and other counterparties.
In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents:
Cash and cash due from banks	$226,003	$223,498	$237,758
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	229,988	485,713	236,644
Total cash and cash equivalents	455,991	709,211	474,402
Investment securities:
Available-for-sale	1,963,546	2,029,672	1,234,964
Held-to-maturity	677,093	657,176	623,427
Total investment securities	2,640,639	2,686,848	1,858,391
Loans held-for-sale	52,133	87,198	81,830
Loans:
Total loans	14,155,267	13,833,368	12,990,779
Allowance for loan losses	(91,887)	(85,760)	(78,268)
Net loans	14,063,380	13,747,608	12,912,511
Premises and equipment	126,896	141,550	145,012
Loan servicing rights	63,841	62,195	58,315
Goodwill	1,134,568	1,134,568	1,133,534
Other intangible assets	34,271	35,797	40,211
Interest receivable and other assets	709,154	749,333	650,973
Total Assets	$19,280,873	$19,354,308	$17,355,179
Liabilities
Deposits:
Noninterest-bearing	$3,725,779	$3,688,848	$3,341,520
Interest-bearing	9,917,024	10,116,397	9,531,602
Total deposits	13,642,803	13,805,245	12,873,122
Interest payable and other liabilities	181,203	163,532	134,637
Securities sold under agreements to repurchase with customers	415,236	414,597	343,047
Short-term borrowings	2,000,000	1,900,000	825,000
Long-term borrowings	372,882	397,845	597,847
Total liabilities	16,612,124	16,681,219	14,773,653
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	71,207	71,152	70,599
Additional paid-in capital	2,203,637	2,201,334	2,210,762
Retained earnings	414,885	425,433	340,201
Accumulated other comprehensive loss	(20,980)	(24,830)	(40,036)
Total shareholders' equity	2,668,749	2,673,089	2,581,526
Total Liabilities and Shareholders' Equity	$19,280,873	$19,354,308	$17,355,179

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest Income
Interest and fees on loans	$150,558	$148,771	$134,463	$573,128	$383,545
Interest on investment securities:
Taxable	10,289	9,326	4,687	31,496	10,989
Tax-exempt	5,105	4,577	3,940	18,343	12,317
Dividends on nonmarketable equity securities	2,018	1,039	582	4,924	1,973
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,192	1,231	744	4,244	1,555
Total interest income	169,162	164,944	144,416	632,135	410,379
Interest Expense
Interest on deposits	14,303	12,926	8,866	46,727	23,021
Interest on short-term borrowings	7,413	6,591	875	20,321	1,660
Interest on long-term borrowings	1,541	1,799	2,228	7,509	4,617
Total interest expense	23,257	21,316	11,969	74,557	29,298
Net Interest Income	145,905	143,628	132,447	557,578	381,081
Provision for loan losses	7,522	5,499	6,272	23,300	14,875
Net interest income after provision for loan losses	138,383	138,129	126,175	534,278	366,206
Noninterest Income
Service charges and fees on deposit accounts	9,073	9,147	8,414	35,001	28,136
Wealth management revenue	6,539	6,188	6,034	25,512	22,601
Other charges and fees for customer services	7,522	6,624	9,981	32,771	30,246
Net gain on sale of loans and other mortgage banking revenue	7,925	5,241	14,420	32,205	21,859
(Loss) gain on sale of investment securities	(7,556)	1	76	(7,388)	129
Gain on sale of branches	—	—	7,391	—	7,391
Other	8,816	4,921	7,948	25,918	11,988
Total noninterest income	32,319	32,122	54,264	144,019	122,350
Operating Expenses
Salaries, wages and employee benefits	48,358	52,621	57,631	213,828	165,213
Occupancy	7,546	6,871	7,644	30,554	23,525
Equipment and software	8,000	7,582	8,709	32,248	24,408
Outside processing and service fees	9,081	9,626	7,290	35,142	21,199
Merger expenses	1,511	2,379	18,016	8,522	61,134
Restructuring expenses	1,056	18,824	—	19,880	—
Other	24,470	21,636	15,012	81,820	42,939
Total operating expenses	100,022	119,539	114,302	421,994	338,418
Income before income taxes	70,680	50,712	66,137	256,303	150,138
Income tax expense	61,234	10,253	18,969	106,780	42,106
Net Income	$9,446	$40,459	$47,168	$149,523	$108,032
Earnings Per Common Share:
Weighted average common shares outstanding-basic	71,095	70,911	70,171	70,865	49,091
Weighted average common shares outstanding-diluted	71,682	71,505	71,304	71,513	49,603
Basic earnings per common share	$0.13	$0.57	$0.67	$2.11	$2.21
Diluted earnings per common share	$0.13	$0.56	$0.66	$2.08	$2.17
Diluted, excluding significant items (non-GAAP)	$0.87	$0.76	$0.75	$3.06	$2.88
Cash Dividends Declared Per Common Share	$0.28	$0.28	$0.27	$1.10	$1.06
Key Ratios (annualized where applicable):
Return on average assets	0.20%	0.86%	1.09%	0.81%	0.90%
Return on average shareholders' equity	1.4%	6.1%	7.4%	5.7%	7.0%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	16.5%	14.6%	15.3%	14.9%	14.9%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.47%	3.48%	3.56%	3.48%	3.60%
Efficiency ratio - GAAP	56.1%	68.0%	61.2%	60.1%	67.2%
Efficiency ratio - adjusted (non-GAAP)	47.4%	51.2%	53.7%	51.9%	54.4%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Summary of Operations
Interest income	$169,162	$164,944	$155,133	$142,896	$144,416	$103,562	$82,937	$79,464
Interest expense	23,257	21,316	17,185	12,799	11,969	6,753	5,442	5,134
Net interest income	145,905	143,628	137,948	130,097	132,447	96,809	77,495	74,330
Provision for loan losses	7,522	5,499	6,229	4,050	6,272	4,103	3,000	1,500
Net interest income after provision for loan losses	138,383	138,129	131,719	126,047	126,175	92,706	74,495	72,830
Noninterest income	32,319	32,122	41,568	38,010	54,264	27,770	20,897	19,419
Operating expenses, excluding merger and restructuring expenses and impairment of income tax credits (non-GAAP)	91,298	95,241	97,772	100,029	96,286	68,674	56,031	56,293
Merger and restructuring expenses	2,567	21,203	465	4,167	18,016	37,470	3,054	2,594
Impairment of income tax credits	6,157	3,095	—	—	—	—	—	—
Income before income taxes	70,680	50,712	75,050	59,861	66,137	14,332	36,307	33,362
Income tax expense	61,234	10,253	23,036	12,257	18,969	2,848	10,532	9,757
Net income	$9,446	$40,459	$52,014	$47,604	$47,168	$11,484	$25,775	$23,605
Significant items, net of tax	53,240	13,782	302	2,709	6,906	25,118	1,985	1,686
Net income, excluding significant items	$62,686	$54,241	$52,316	$50,313	$54,074	$36,602	$27,760	$25,291

Per Common Share Data
Net income:
Basic	$0.13	$0.57	$0.73	$0.67	$0.67	$0.23	$0.67	$0.61
Diluted	0.13	0.56	0.73	0.67	0.66	0.23	0.67	0.60
Diluted, excluding significant items (non-GAAP)	0.87	0.76	0.73	0.70	0.75	0.73	0.72	0.65
Cash dividends declared	0.28	0.28	0.27	0.27	0.27	0.27	0.26	0.26
Book value - period-end	37.48	37.57	37.11	36.56	36.57	36.37	27.45	26.99
Tangible book value - period-end	21.21	21.36	20.89	20.32	20.20	19.99	19.68	19.20
Market value - period-end	53.47	52.26	48.41	51.15	54.17	44.13	37.29	35.69

Net interest margin (taxable equivalent basis) (non-GAAP)	3.47%	3.48%	3.48%	3.49%	3.56%	3.58%	3.70%	3.60%
Efficiency ratio - adjusted (non-GAAP)	47.4%	51.2%	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%
Return on average assets	0.20%	0.86%	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%
Return on average shareholders' equity	1.4%	6.1%	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%
Average shareholders' equity as a percent of average assets	13.9%	14.0%	14.3%	14.8%	14.9%	12.7%	11.1%	11.0%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.3%	8.3%	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%
Total risk-based capital ratio (1)	10.9%	11.2%	11.1%	11.4%	11.5%	11.1%	11.4%	11.5%
(1) Estimated at December 31, 2017.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$13,954,366	$151,413	4.31%	$13,795,750	$149,595	4.31%	$12,895,557	$135,301	4.18%
Taxable investment securities	1,715,494	10,289	2.40	1,629,344	9,326	2.29	1,065,453	4,687	1.76
Tax-exempt investment securities(1)	981,299	7,830	3.19	896,854	7,013	3.13	807,093	6,047	3.00
Other interest-earning assets	180,098	2,018	4.45	180,188	1,039	2.29	80,202	582	2.89
Interest-bearing deposits with the FRB and other banks and federal funds sold	307,028	1,192	1.54	313,104	1,231	1.56	307,802	744	0.96
Total interest-earning assets	17,138,285	172,742	4.01	16,815,240	168,204	3.98	15,156,107	147,361	3.87
Less: allowance for loan losses	(86,521)			(84,640)			(74,822)
Other assets:
Cash and cash due from banks	239,307			250,743			245,613
Premises and equipment	138,880			146,266			144,652
Interest receivable and other assets	1,777,479			1,730,539			1,793,118
Total assets	$19,207,430			$18,858,148			$17,264,668
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,709,033	$1,242	0.18%	$2,725,807	$1,321	0.19%	$2,680,241	$1,266	0.19%
Savings deposits	4,023,075	4,296	0.42	4,012,299	3,985	0.39	3,490,972	1,263	0.14
Time deposits	3,136,655	8,765	1.11	3,007,109	7,620	1.01	3,209,695	6,337	0.79
Short-term borrowings	2,366,571	7,413	1.24	2,279,998	6,591	1.15	949,292	875	0.38
Long-term borrowings	383,739	1,541	1.67	426,155	1,799	1.67	600,066	2,228	1.41
Total interest-bearing liabilities	12,619,073	23,257	0.73	12,451,368	21,316	0.68	10,930,266	11,969	0.44
Noninterest-bearing deposits	3,734,650	—	—	3,643,765	—	—	3,622,365	—	—
Total deposits and borrowed funds	16,353,723	23,257	0.56	16,095,133	21,316	0.53	14,552,631	11,969	0.33
Interest payable and other liabilities	177,678			119,782			147,094
Shareholders' equity	2,676,029			2,643,233			2,564,943
Total liabilities and shareholders' equity	$19,207,430			$18,858,148			$17,264,668
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.28%			3.30%			3.43%
Net Interest Income (FTE)		$149,485			$146,888			$135,392
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.47%			3.48%			3.56%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$149,485			$146,888			$135,392
Adjustments for taxable equivalent interest(1):
Loans		(855)			(824)			(838)
Tax-exempt investment securities		(2,725)			(2,436)			(2,107)
Total taxable equivalent interest adjustments		(3,580)			(3,260)			(2,945)
Net interest income (GAAP)		$145,905			$143,628			$132,447
Net interest margin (GAAP)		3.39%			3.40%			3.48%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$13,607,683	$576,429	4.24%	$9,304,573	$386,575	4.15%
Taxable investment securities	1,431,167	31,496	2.20	706,567	10,989	1.56
Tax-exempt investment securities(1)	905,831	28,120	3.10	595,677	18,929	3.18
Other interest-earning assets	157,738	4,924	3.12	55,341	1,973	3.57
Interest-bearing deposits with the FRB and other banks and federal funds sold	298,006	4,244	1.42	194,637	1,555	0.80
Total interest-earning assets	16,400,425	645,213	3.93	10,856,795	420,021	3.87
Less: allowance for loan losses	(82,644)			(73,136)
Other assets:
Cash and cash due from banks	235,621			186,706
Premises and equipment	144,114			118,080
Interest receivable and other assets	1,767,640			948,710
Total assets	$18,465,156			$12,037,155
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,753,294	$4,870	0.18%	$2,143,064	$3,277	0.15%
Savings deposits	3,940,499	13,049	0.33	2,534,038	2,877	0.11
Time deposits	3,014,302	28,808	0.96	2,154,118	16,867	0.78
Short-term borrowings	1,978,951	20,321	1.03	571,510	1,660	0.29
Long-term borrowings	455,246	7,509	1.67	418,636	4,617	1.10
Total interest-bearing liabilities	12,142,292	74,557	0.61	7,821,366	29,298	0.37
Noninterest-bearing deposits	3,547,271	—	—	2,566,342	—	—
Total deposits and borrowed funds	15,689,563	74,557	0.48	10,387,708	29,298	0.28
Interest payable and other liabilities	147,731			102,726
Shareholders' equity	2,627,862			1,546,721
Total liabilities and shareholders' equity	$18,465,156			$12,037,155
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.32%			3.50%
Net Interest Income (FTE)		$570,656			$390,723
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.48%			3.60%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$570,656			$390,723
Adjustments for taxable equivalent interest(1):
Loans		(3,301)			(3,030)
Tax-exempt investment securities		(9,777)			(6,612)
Total taxable equivalent interest adjustments		(13,078)			(9,642)
Net interest income (GAAP)		$557,578			$381,081
Net interest margin (GAAP)		3.40%			3.51%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Noninterest income
Service charges and fees on deposit accounts	$9,073	$9,147	$8,777	$8,004	$8,414	$7,665	$6,337	$5,720
Wealth management revenue	6,539	6,188	6,958	5,827	6,034	5,584	5,782	5,201
Electronic banking fees	5,578	4,370	7,482	6,817	8,196	5,533	4,786	4,918
Net gain on sale of loans and other mortgage banking revenue	7,938	9,282	11,681	9,679	8,072	5,675	1,595	1,405
Change in fair value in loan servicing rights(1)	(13)	(4,041)	(1,802)	(519)	6,348	(1,236)	—	—
Other fees for customer services	1,944	2,254	2,252	2,074	1,785	1,877	1,677	1,474
(Loss) gain on sale of investment securities	(7,556)	1	77	90	76	16	18	19
Bank-owned life insurance	1,377	1,124	1,106	1,211	957	446	237	196
Gain on sale of branch offices	—	—	—	—	7,391	—	—	—
Other	7,439	3,797	5,037	4,827	6,991	2,210	465	486
Total noninterest income	$32,319	$32,122	$41,568	$38,010	$54,264	$27,770	$20,897	$19,419

(1)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Operating expenses
Salaries and wages	$41,866	$44,641	$44,959	$48,526	$47,936	$33,841	$26,887	$26,743
Employee benefits	6,492	7,980	7,642	11,722	9,695	6,724	6,240	7,147
Occupancy	7,546	6,871	8,745	7,392	7,644	5,462	5,514	4,905
Equipment and software	8,000	7,582	8,149	8,517	8,709	6,420	4,875	4,404
Outside processing and service fees	9,081	9,626	8,924	7,511	7,290	5,365	4,833	3,711
FDIC insurance premiums	4,556	2,768	2,460	1,406	2,813	1,849	1,338	1,407
Professional fees	3,483	3,489	2,567	1,968	2,304	1,472	1,020	1,036
Intangible asset amortization	1,525	1,526	1,525	1,513	1,843	1,292	1,195	1,194
Credit-related expenses	803	1,874	1,895	1,200	(1,029)	(371)	(1,331)	30
Merger expenses	1,511	2,379	465	4,167	18,016	37,470	3,054	2,594
Restructuring expenses	1,056	18,824	—	—	—	—	—	—
Impairment of income tax credit	6,157	3,095	—	—	—	—	—	—
Other	7,946	8,884	10,906	10,274	9,081	6,620	5,460	5,716
Total operating expenses	$100,022	$119,539	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	Dec 31, 2017	Sep 30, 2017	Organic Growth - Three Months Ended Dec 31, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Organic Growth - Twelve Months Ended Dec 31, 2017

Composition of Loans
Commercial loan portfolio:
Commercial	$3,385,642	$3,319,965	2.0%	$3,360,161	$3,253,608	$3,217,300	5.2%
Commercial real estate	4,500,670	4,315,978	4.3	4,324,323	4,097,771	3,973,140	13.3
Real estate construction	574,215	501,413	14.5	446,678	453,811	403,772	42.2
Subtotal - commercial loans	8,460,527	8,137,356	4.0	8,131,162	7,805,190	7,594,212	11.4
Consumer loan portfolio:
Residential mortgage	3,252,487	3,221,307	1.0	3,125,397	3,133,465	3,086,474	5.4
Consumer installment	1,613,008	1,615,983	(0.2)	1,553,967	1,481,057	1,433,884	12.5
Home equity	829,245	858,722	(3.4)	856,846	853,680	876,209	(5.4)
Subtotal - consumer loans	5,694,740	5,696,012	—	5,536,210	5,468,202	5,396,567	5.5
Total loans	$14,155,267	$13,833,368	2.3%	$13,667,372	$13,273,392	$12,990,779	9.0%

	Dec 31, 2017	Sep 30, 2017	Organic Growth - Three Months Ended Dec 31, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Organic Growth - Twelve Months Ended Dec 31, 2017

Composition of Deposits
Noninterest-bearing demand	$3,725,779	$3,688,848	1.0%	$3,399,287	$3,341,520	$3,341,520	11.5%
Savings	1,697,762	1,736,360	(2.2)	1,752,040	1,662,115	1,662,115	2.1
Interest-bearing demand	2,725,336	2,976,212	(8.4)	2,900,546	2,825,801	2,825,801	(3.6)
Money market accounts	2,276,719	2,289,852	(0.6)	2,161,645	2,033,319	2,033,319	12.0
Brokered deposits	133,496	132,806	0.5	156,367	226,429	226,429	(41.0)
Other time deposits	3,083,711	2,981,167	3.4	2,762,462	2,783,938	2,783,938	10.8
Total deposits	$13,642,803	$13,805,245	(1.2)%	$13,132,347	$12,873,122	$12,873,122	6.0%

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,133,534	$1,133,534	$1,133,534
Loan servicing rights	63,841	62,195	64,522	64,604	58,315
Core deposit intangibles (CDI)	34,259	35,747	37,235	38,723	40,211
Noncompete agreements	13	50	87	125	—

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Nonperforming Assets
Nonperforming Loans(1):
Nonaccrual loans:
Commercial	$19,691	$15,648	$18,773	$16,717	$13,178	$13,742	$14,577	$19,264
Commercial real estate	29,545	25,150	19,723	20,828	19,877	19,914	21,325	25,859
Real estate construction	77	78	56	79	80	80	496	546
Residential mortgage	8,635	8,646	7,714	6,749	6,969	5,119	5,343	5,062
Consumer installment	842	875	757	755	879	378	285	360
Home equity	4,305	3,908	3,871	2,713	3,351	2,064	1,971	2,328
Total nonaccrual loans(1)	63,095	54,305	50,894	47,841	44,334	41,297	43,997	53,419
Other real estate and repossessed assets	8,807	10,605	14,582	16,395	17,187	20,730	8,440	9,248
Total nonperforming assets	$71,902	$64,910	$65,476	$64,236	$61,521	$62,027	$52,437	$62,667
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$—	$3,521	$58	$1,823	$11	$221	$3	$370
Commercial real estate	13	144	262	700	277	739	3	—
Real estate construction	—	—	—	—	—	1,439	—	—
Residential mortgage	—	—	—	—	—	375	407	423
Home equity	1,364	2,367	2,026	1,169	995	628	1,071	679
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$1,377	$6,032	$2,346	$3,692	$1,283	$3,402	$1,484	$1,472
(1) Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

									Year Ended
	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Dec 31, 2017	Dec 31, 2016
Allowance for loan losses - originated portfolio
Allowance for loan losses - beginning of period	$85,181	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$73,328	$78,268	$73,328
Provision for loan losses	8,101	4,920	6,229	4,050	6,272	4,103	3,000	1,500	23,300	14,875
Net loan charge-offs:
Commercial	(613)	(2,348)	(239)	(1,999)	(336)	(150)	(1,153)	(3,115)	(5,199)	(4,754)
Commercial real estate	783	(174)	(205)	730	(280)	(154)	(187)	(440)	1,134	(1,061)
Real estate construction	(1)	—	—	(9)	36	(31)	—	(11)	(10)	(6)
Residential mortgage	(142)	(44)	19	(567)	(236)	(304)	8	(172)	(734)	(704)
Consumer installment	(1,318)	(857)	(747)	(1,310)	(823)	(1,137)	(486)	(602)	(4,232)	(3,048)
Home equity	(104)	(113)	(34)	(389)	(140)	(58)	6	(170)	(640)	(362)
Net loan charge-offs	(1,395)	(3,536)	(1,206)	(3,544)	(1,779)	(1,834)	(1,812)	(4,510)	(9,681)	(9,935)
Allowance for loan losses - end of period	$91,887	$85,181	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$91,887	$78,268
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	579	—	—	—	—	—	—	—	—	—
Provision for loan losses	(579)	579	—	—	—	—	—	—	—	—
Allowance for loan losses - end of period	—	579	—	—	—	—	—	—	—	—
Total allowance for loan losses	$91,887	$85,760	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$91,887	$78,268
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.04%	0.10%	0.04%	0.11%	0.06%	0.08%	0.10%	0.25%	0.07%	0.11%

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016

Originated loans	$9,747,429	$9,156,096	$8,659,622	$7,959,769	$7,458,401
Acquired loans	4,407,838	4,677,272	5,007,750	5,313,623	5,532,378
Total loans	$14,155,267	$13,833,368	$13,667,372	$13,273,392	$12,990,779

Allowance for loan losses as a percent of:
Total originated loans	0.94%	0.93%	0.97%	0.99%	1.05%
Nonperforming loans	145.6%	156.9%	164.7%	177.7%	176.5%
Credit mark as a percent of unpaid principal balance on acquired loans	2.4%	2.7%	2.6%	2.8%	3.1%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Year Ended
									Dec 31, 2017	Dec 31, 2016
Non-GAAP Operating Results
Net Income
Net income, as reported	$9,446	$40,459	$52,014	$47,604	$47,168	$11,484	$25,775	$23,605	$149,523	$108,032
Merger and restructuring expenses	2,567	21,203	465	4,167	18,016	37,470	3,054	2,594	28,402	61,134
Gain on sales of branch offices	—	—	—	—	(7,391)	—	—	—	—	(7,391)
Losses on sales of investment securities(1)	7,556	—	—	—	—	—	—	—	7,556	—
Significant items	10,123	21,203	465	4,167	10,625	37,470	3,054	2,594	35,958	53,743
Income tax benefit (2)	(3,543)	(7,421)	(163)	(1,458)	(3,719)	(12,352)	(1,069)	(908)	(12,585)	(18,048)
Revaluation of net deferred tax assets	46,660	—	—	—	—	—	—	—	46,660	—
Significant items, net of tax	53,240	13,782	302	2,709	6,906	25,118	1,985	1,686	70,033	35,695
Net income, excluding significant items	$62,686	$54,241	$52,316	$50,313	$54,074	$36,602	$27,760	$25,291	$219,556	$143,727
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.13	$0.56	$0.73	$0.67	$0.66	$0.23	$0.67	$0.60	$2.08	$2.17
Effect of significant items, net of tax	0.74	0.20	—	0.03	0.09	0.50	0.05	0.05	0.98	0.71
Diluted earnings per share, excluding significant items	$0.87	$0.76	$0.73	$0.70	$0.75	$0.73	$0.72	$0.65	$3.06	$2.88
Return on Average Assets
Return on average assets, as reported	0.20%	0.86%	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%	0.81%	0.90%
Effect of significant items, net of tax	1.11	0.29	0.01	0.06	0.16	0.83	0.09	0.07	0.38	0.29
Return on average assets, excluding significant items	1.31%	1.15%	1.15%	1.15%	1.25%	1.20%	1.19%	1.09%	1.19%	1.19%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	1.4%	6.1%	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%	5.7%	7.0%
Effect of significant items, net of tax	8.0	2.1	—	0.4	1.0	6.5	0.7	0.6	2.7	2.3
Return on average shareholders' equity, excluding significant items	9.4%	8.2%	8.0%	7.8%	8.4%	9.4%	10.7%	9.9%	8.4%	9.3%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity, as reported	$2,676,029	$2,643,233	$2,606,517	$2,584,501	$2,564,943	$1,559,668	$1,033,014	$1,017,929	$2,627,862	$1,546,721
Average goodwill, CDI and noncompete agreements, net of tax	1,156,122	1,153,394	1,154,229	1,155,177	1,153,598	585,393	295,882	299,685	1,155,734	582,536
Average tangible shareholders' equity	1,519,907	1,489,839	1,452,288	1,429,324	1,411,345	974,275	737,132	718,244	1,472,128	964,185
Return on average tangible shareholders' equity	2.5%	10.9%	14.3%	13.3%	13.4%	4.7%	14.0%	13.1%	10.2%	11.2%
Effect of significant items, net of tax	14.0	3.7	0.1	0.8	1.9	10.3	1.1	1.0	4.7	3.7
Return on average tangible shareholders' equity, excluding significant items	16.5%	14.6%	14.4%	14.1%	15.3%	15.0%	15.1%	14.1%	14.9%	14.9%

(1)	Represents losses on sales of investment securities in the fourth quarter of 2017 as part of the Corporation's treasury and tax management objectives.

(2)
Assumes transaction expenses and other significant items are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completes merger and acquisition transactions.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2017 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Year Ended
									Dec 31, 2017	Dec 31, 2016
Efficiency Ratio
Net interest income	$145,905	$143,628	$137,948	$130,097	$132,447	$96,809	$77,495	$74,330	$557,578	$381,081
Noninterest income	32,319	32,122	41,568	38,010	54,264	27,770	20,897	19,419	144,019	122,350
Total revenue - GAAP	178,224	175,750	179,516	168,107	186,711	124,579	98,392	93,749	701,597	503,431
Net interest income FTE adjustment	3,580	3,260	3,169	3,068	2,945	2,426	2,138	2,133	13,077	9,642
Loan servicing rights change in fair value (gains)losses	13	4,041	1,802	519	(6,348)	1,236	—	—	6,375	(5,112)
Gains on sales of branches	—	—	—	—	(7,391)	—	—	—	—	(7,391)
Losses (gains) from sale of investment securities and closed branch locations	7,556	(1)	(77)	(90)	(76)	(301)	(123)	(169)	7,388	(669)
Total revenue - Non-GAAP	$189,373	$183,050	$184,410	$171,604	$175,841	$127,940	$100,407	$95,713	$728,437	$499,901
Operating expenses - GAAP	$100,022	$119,539	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887	$421,994	$338,418
Merger and restructuring expenses	(2,567)	(21,203)	(465)	(4,167)	(18,016)	(37,470)	(3,054)	(2,594)	(28,402)	(61,134)
Impairment of income tax credits	(6,157)	(3,095)	—	—	—	—	—	—	(9,252)	—
Operating expense, core - Non-GAAP	91,298	95,241	97,772	100,029	96,286	68,674	56,031	56,293	384,340	277,284
Amortization of intangibles	(1,525)	(1,526)	(1,525)	(1,513)	(1,843)	(1,292)	(1,195)	(1,194)	(6,089)	(5,524)
Operating expenses, efficiency ratio - Non-GAAP	$89,773	$93,715	$96,247	$98,516	$94,443	$67,382	$54,836	$55,099	$378,251	$271,760
Efficiency ratio - GAAP	56.1%	68.0%	54.7%	62.0%	61.2%	85.2%	60.1%	62.8%	60.1%	67.2%
Efficiency ratio - adjusted Non-GAAP	47.4%	51.2%	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%	51.9%	54.4%

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Tangible Book Value
Shareholders' equity, as reported	$2,668,749	$2,673,089	$2,639,442	$2,600,051	$2,581,526	$2,563,666	$1,050,299	$1,032,291
Goodwill, CDI and noncompete agreements, net of tax	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)	(1,155,528)	(1,154,121)	(297,044)	(297,821)
Tangible shareholders' equity	$1,510,011	$1,519,513	$1,485,847	$1,445,136	$1,425,998	$1,409,545	$753,255	$734,470
Common shares outstanding	71,207	71,152	71,131	71,118	70,599	70,497	38,267	38,248
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$37.48	$37.57	$37.11	$36.56	$36.57	$36.37	$27.45	$26.99
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$21.21	$21.36	$20.89	$20.32	$20.20	$19.99	$19.68	$19.20
Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$19,280,873	$19,354,308	$18,781,405	$17,636,973	$17,355,179	$17,383,637	$9,514,172	$9,303,632
Goodwill, CDI and noncompete agreements, net of tax	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)	(1,155,528)	(1,154,121)	(297,044)	(297,821)
Tangible assets	$18,122,135	$18,200,732	$17,627,810	$16,482,058	$16,199,651	$16,229,516	$9,217,128	$9,005,811
Shareholders' equity to total assets	13.8%	13.8%	14.1%	14.7%	14.9%	14.7%	11.0%	11.1%
Tangible shareholders' equity to tangible assets	8.3%	8.3%	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%